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                                                                       Exhibit 8



                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE




                                                                  June 13, 2002


                               Agere Systems Inc.
                        % Convertible Subordinated Notes due 2009




Ladies and Gentlemen:

               We have acted as counsel for Agere Systems Inc., a Delaware corporation (the "Company"), in connection with (i) the purchase by the several Underwriters (the "Underwriters") listed in Schedule I to the Underwriting Agreement (the "Underwriting Agreement") to be entered into among J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as Representatives of the Underwriters, and the Company from the Company of an aggregate of $418,000,000
of    % Convertible Subordinated Notes due 2009 (the "Notes") of the Company and
(ii) the distribution by Lucent Technologies Inc. ("Lucent") of shares of Class A common stock and shares of Class B common stock of the Company (the "Agere Spinoff") under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

               In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement on Form S-3 (Registration No. 333-81632) filed with the Securities and Exchange Commission (the "Commission") on January 30, 2002, Amendment



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No. 1 thereto filed with the Commission on March 11, 2002, Amendment No. 2 thereto filed with the Commission on May 21, 2002, Amendment No. 3 thereto filed with the Commission on June 6, 2002, Amendment No. 4 thereto filed with the Commission on June 11, 2002, and Amendment No. 5 thereto filed with the Commission on June 13, 2002, with respect to the registration of the Notes under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as amended by such Amendments, being hereinafter referred to as the "Registration Statement"); (b) the letter ruling dated March 14, 2001, the supplemental letter ruling dated May 17, 2002, and the supplemental letter ruling dated October 13, 2001, from the Internal Revenue Service to Lucent regarding the application of Section 355 to the Agere Spinoff (such letter ruling and supplemental letter rulings being hereinafter collectively referred to as the "Ruling"); and (c) the representations made by the Company in its letter delivered to us for purposes of this opinion (the "Representation Letter").

               Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement, the Ruling and the Representation Letter. We have also assumed that (i) the transactions related to the Agere Spinoff have been, and the issuance of the Notes will be, consummated in the manner contemplated by the Registration Statement, (ii) the statements concerning the Agere Spinoff set forth in the Registration Statement are true, complete and correct, (iii) the representations made by the Company in its Representation Letter are true, complete and correct and (iv) any representations made in the Representation Letter "to the best knowledge" of any person or similarly qualified are correct without such qualification. If any of the above described assumptions are untrue for any reason or if the Agere Spinoff or the issuance of the Notes is consummated in a manner that is different from the manner in which it is described in the Ruling or Registration Statement, as the case may be, our opinions as expressed below may be adversely affected and may not be relied upon.

               Based solely upon the foregoing, we are of the opinion that under current U.S. Federal income tax law:


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               (i) The Company's issuance of the Notes (including its issuance of Class A common stock upon conversion of the Notes) will not affect the treatment of the Agere Spinoff under Section 355 of the Code.

               Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Notes, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinions as set forth herein. Except as set forth above, we express no opinion to any party as to the tax consequences, whether Federal, state, local or foreign, of the Agere Spinoff or of the issuance of the Notes.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.



                                            Very truly yours,
                                            /s/ Cravath, Swaine & Moore




Agere Systems Inc.
   555 Union Boulevard
      Allentown, PA 18109